Exhibit 10.2

APAC CUSTOMER SERVICES, INC.

MANAGEMENT INCENTIVE PLAN

ANNUAL AWARD AGREEMENT

To:

From:

Date:

Re:	2005 Annual Incentive Award

The Company is pleased to award to you the opportunity to earn an Annual Incentive Award pursuant to the Company’s Management Incentive Plan (“Plan”) for the 2005 fiscal year (the “Performance Period”). The terms of your Award are described below. To participate in this Award, you must sign and return one copy of this Award Agreement to      by      , 200     . You have been furnished a copy of the Plan and are encouraged to carefully review it. All capitalized terms not defined in this Award Agreement have the meaning defined in the Plan. In the event of any term or condition of this Award that is not addressed in this Award Agreement or of any inconsistency between this Award and the Plan, the terms of the Plan will govern.

1. Award Opportunity. You are eligible to receive an award equal to a percentage of your Base Salary upon satisfaction of the performance conditions set forth on the attached Schedule. Payment of earned Awards generally is made as soon as practicable after the end of the Performance Period but usually within      days. This Award will be paid [form of payment]

2. Termination of Employment.

(a) Termination Generally. Except as provided below, it is a condition to the payment of your Award that you be employed on the date of payment.

(b) Termination by Death or Disability. If your employment with the Company terminates by reason of your death or Disability during the Performance Period, then you (or your beneficiary or estate, as described below) will be entitled to receive an amount of your Award equal to the product of (i) the Target level of the Award multiplied by (ii) the fraction, the numerator of which is the number of days that you participated during the Performance Period through the day of termination and the denominator of which is the total number of days comprising the Performance Period. Payment will be made when Awards are paid to other Participants after the end of the Performance Period or sooner, as determined by the Committee in its discretion.

If your employment with the Company terminates by reason of your death, then payment of your Award will be made to your surviving spouse, if any, or other beneficiary designated in a writing delivered to the Company (and in such form as is prescribed by the Company). If you have no surviving spouse and have not designated a beneficiary, then the payment will be made to your estate.

(c) Termination Following a Change in Control.

(i) Any provision of the Plan to the contrary notwithstanding, if coincident with or after a Change in Control of the Company your employment is involuntarily terminated by the Company for Cause or voluntarily terminated by you without Good Reason, then you will forfeit your Award in the entirety and no amount of your Award will be payable to you.

(ii) If coincident with or after a Change in Control of the Company, your employment is involuntarily terminated by the Company without Cause or voluntarily terminated by you for Good Reason, then you will be entitled to receive an amount of your Award equal to the product of (a) the Target level of the Award multiplied by (b) the fraction, the numerator of which is the number of days that you participated during the Performance Period through the day of termination and the denominator of which is the total number of days comprising the Performance Period. Payment will be made when Awards are paid to other Participants after the end of the Performance Period or sooner, as determined by the Committee in its discretion.

(d) Definitions. For the purpose of this Award, the following terms have the meanings below:

(i) “Cause” has the meaning set forth in your employment agreement with the Company, if any, and in the absence of an employment agreement, means:

(1) Gross negligence or gross misconduct in the performance of your employment duties;

(2) Willful disobedience of the lawful directions received from the Company or from the person to whom you directly report or of established policies of the Company; or

(3) Commission of a crime involving fraud or moral turpitude that can reasonably be expected to have an adverse effect on the business, reputation or financial situation of the Company.

(ii) “Disability” has the meaning as determined under the Company’s long term disability benefit plan then in effect covering you.

(iii) “Good Reason” has the meaning set forth in your employment agreement with the Company, if any, and in the absence of an employment agreement, means, after notice by you to the Company and a fifteen (15) day opportunity by the Company to cure (during which it does not cure the condition),

(1) Your principal place of work (not including regular business travel) is relocated by more than fifty (50) miles,

(2) Your duties, responsibilities or authority as an executive employee are materially reduced or diminished; provided that any reduction or diminishment in any of the foregoing resulting merely from the acquisition of the Company and its existence as a subsidiary or division of another entity shall not be sufficient to constitute Good Reason,

(3) The rate of your base salary or bonus opportunity (as a percentage of base salary) is reduced, and such reduction is not remedied within thirty (30) days of your notice to the Company thereof, or

(4) There is a liquidation, dissolution, consolidation or merger of the Company or transfer of all or a significant portion of its assets unless a successor or successors (by merger, consolidation or otherwise) to which all or a significant portion of its assets have been transferred shall have assumed all duties and obligations of the Company under such Employment Agreement, if any.

3. Miscellaneous.

(a) No Employment Rights. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate your employment at any time, nor confer upon you any right to continue in the employ of the Company.

(b) Governing Law. This Award Agreement is governed by and construed in accordance with the laws of the State of Illinois (without regard for its conflict of laws rules).

(c) Withholding Taxes. The Company shall have the right to deduct from all payments under the Plan any Federal, state, or local taxes required by law to be withheld with respect to such payments.

(d) Nontransferability. Neither you nor any other person have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt of the amounts, if any, payable under this Award Agreement, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgment, alimony or separate maintenance owed by you or any other person, nor be transferable by operation of law in the event of your or any other person’s bankruptcy or insolvency.

(e) Unfunded Liability. You, your heirs, successors and assigns have no legal or equitable rights, interest or claims in any property or assets of the Company by virtue of participation in the Plan. The Company’s obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future. The liability of the Company under this Plan is limited to the obligations expressly set forth in this Award Agreement and the Plan, and no term or provision of this Award Agreement or the Plan may be construed to impose any further or additional duties, obligations or costs on the Company or the Committee not expressly set forth in this Award Agreement and the Plan.

(f) Entire Agreement. Except to the extent an Employment Agreement expressly provides for additional or other terms pertaining to you or your beneficiary’s annual or long-term incentive compensation, this Award Agreement and the Plan (as the Plan may be amended from time to time) are the entire agreement between the Company and you (and your beneficiaries) regarding this Award. No oral statement regarding this Award or the Plan may be relied upon by you or any beneficiary.

IN WITNESS WHEREOF, the Company and      have caused this Award Agreement to be executed on the date first above written.

APAC Customer Services, Inc.

By:

Its: Senior Vice President

[Insert Name of Participant and Sign on Line Above]